Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-3G TRUST

   Quarterly Noteholders Report Related to the March 29, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD $556,158,822.69
at the first day after the payment date occurring
during the collection period                             B1 Notes:         USD $25,000,000.00
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Aggregate amount of interest payable on each class of    A2 Notes:         USD $1,996,301.22
notes on the payment date
                                                         B1 Notes:         USD $121,333.33
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Aggregate of principal payments to be made in respect    A2 Notes:         USD $27,433,371.59
to each class of notes on payment date being 29th
March 2004                                               B1 Notes;         USD $0.00
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Income for the collection period                         AUD $20,579,173.61
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $71,835,687.00
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Expenses of the trust for the period                     AUD $17,778,771.81
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $20,355,687.00
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Interest rates (US all in) applicable for period         A2 Notes:         1.3600%
ending 28th June 2004                                    B1 Notes:         1.8600%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD $1,141,226.00
during the Collection period                             Unscheduled       AUD $70,694,461.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         19 March 2004:    AUD $1,064,887,308.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29           1.91%
period                                                                    30-59          0.61%
                                                                          60+            0.40%
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